UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12670 High Bluff Drive San Diego, California 92130
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including among other things NextWave's ability to close its Notes financing, which remains subject to significant conditions described in NextWave's Form 8-K filed with the Securities and Exchange Commission on September 17, 2008. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. Investors should refer to NextWave’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 and other filings with the Securities and Exchange Commission for a description of risks relating to NextWave’s business, including, but not limited to, its need to obtain additional financing or it will be unable to meet its financial obligations at the beginning of the fourth quarter of 2008, will not be able to continue its operations in the normal course of business and may be forced to restructure its obligations; its limited relevant operating history; the outcome of recent securities class action and derivative claims filed against NextWave and its directors and executive officers; its ability to manage growth or integrate recent or future acquisitions; and the other risks described under the heading “Risk Factors” in such filings. All such documents are available through the SEC’s website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

Item 1.01	Entry Into a Material Definitive Agreement.

On September 26, 2008, NextWave Wireless Inc. (“NextWave”) entered into a Second Amendment (the “Second Amendment”) to the Purchase Agreement (as defined below) governing the terms of the 7% Senior Secured Notes due 2010 (the “Senior Notes”) issued by NextWave Wireless LLC (the “Issuer”), a wholly-owned subsidiary of NextWave. The Second Amendment was entered into by NextWave, the Issuer, each of the holders of the Senior Notes and the wholly owned subsidiaries of NextWave that have guaranteed the Issuer’s obligations under the Senior Notes.

The Second Amendment includes consents of the holders of the Senior Notes to certain matters and modifications to the terms of the Purchase Agreement, dated July 17, 2006 (as amended the “Purchase Agreement”), each as described below. Except as noted below, the consents and modifications contained in the Second Amendment will become effective upon the issuance of senior-subordinated secured second lien notes (“Second Lien Notes”) in connection with the previously-announced debt financing from Avenue Capital Management II, L.P. (collectively with certain affiliates and affiliated funds, “Avenue Capital”) and SOLA Ltd., execution of ancillary agreements including an intercreditor agreement and a NextWave guaranty agreement, delivery of a customary legal opinion and the payment of a consent fee aggregating $1.75 million.

Pursuant to the Second Amendment, the holders provided their consent to

•	the issuance of Second Lien Notes in an initial aggregate principal amount not to exceed $105,263,157;
•

the issuance of indebtedness, composed of Subordinated Secured Convertible Notes due 2010 (the “Exchange Notes”) in an initial aggregate principal amount not to exceed $479,000,000, to eligible holders of NextWave’s Series A Senior Convertible Preferred Stock who have irrevocably consented to certain transactions otherwise prohibited by the related certificate of designation (the “Certificate of Designation”), including NextWave’s consummation of asset sales in excess of $500 million in the aggregate and have waived the associated asset sales redemption rights contained in the Certificate of Designation;

•	intercreditor and NextWave guaranty agreements relating to the Second Lien Notes and Exchange Notes;
•

the waiver of any event of default in connection with or arising from the commencement of any bankruptcy, insolvency or liquidation proceeding in respect of certain identified subsidiaries of NextWave, including among others, Go Networks, Ltd., to the extent the claims and/or liabilities in connection therewith affect only such bankrupt, insolvent or liquidated entities; and

•

any sale of all or any portion of the capital stock or assets of the certain identified subsidiaries, irrespective of whether the consideration received in such asset sale meets certain criteria set forth in the Purchase Agreement.

The consents described in the fourth and fifth bullet points above were effective as of September 26, 2008.

Pursuant to the Second Amendment, the Purchase Agreement will be amended to, among other things:

•	permit the incurrence of indebtedness pursuant to the Second Lien Notes and Exchange Notes;
•

provide that the Issuer will be required (i) to enter into binding agreements to effect asset sales generating net proceeds of at least $350 million no later than March 31, 2009 (provided that the $150 million in sales of AWS licenses under binding agreements previously entered into by the Issuer will be included therein to the extent such sales are consummated prior to March 31, 2009) and (ii) to consummate such sales no later than six months following execution of such agreements, unless closing is delayed solely due to receipt of pending regulatory approvals. In the event the Issuer fails to satisfy the foregoing requirements, an “Asset Sale Default” will occur and additional interest will become payable under the Senior Notes, as described below (but the holders will not have the right to accelerate indebtedness under the Senior Notes);

•	provide that all net proceeds of asset sales will be applied to repayment of the Senior Notes, rather than being retained in a cash reserve account;
•

provide that at least three weeks prior to the beginning of each fiscal quarter subsequent to the issuance of the Second Lien Notes, the Issuer must deliver to the holders a budget forecast for the six-consecutive-month period commencing on the first day of such fiscal quarter, each such budget forecast to be consistent with the Closing Date Budget (as defined below) and in a form reasonably satisfactory to Avenue Capital (each a “Six-Month Budget”), and with respect to each such six-month period, shall provide the holders a monthly report, as of the end of each month and within two business days of each month-end, indicating its actual cash balance as compared to the applicable month-end amount for such Closing Date Budget or Six-Month Budget, as applicable, and verifying that (i) its actual cash balance has not deviated in a negative amount from the related Closing Date Budget or Six-Month Budget, as applicable, by more than 10% for such date (the “Budget Condition”) and (ii) it has maintained at all times a minimum cash balance of at least $15 million (the “Minimum Balance Condition”);

•

provide that (i) failure to satisfy the Minimum Balance Condition shall be an immediate event of default under the Senior Notes, (ii) failure to satisfy the Budget Condition as of any month-end shall result in additional interest becoming payable, as described below, (iii) failure to satisfy the Budget Condition (on a aggregate basis) for two consecutive month-ends shall be an event of default under the Senior Notes; provided, however, if the Named Business Condition (as defined below) is satisfied as of such month-end, the default rate shall continue to accrue but it shall not be an event of default under the Senior Notes until the Budget Condition (on an aggregate basis) continues not to be satisfied for three consecutive month-ends, and (iv) failure to satisfy any part of the Named Business Condition (as defined below) for two consecutive months shall be an event of default under the Senior Notes. “Named Business Condition” means the Issuer shall cease to provide cash or any other type of support for or to be a liable with respect to, any of certain specified businesses for which the Closing Date Budget or Six-Month Budget, as applicable, had indicated that such businesses would no longer require any such resources;

•

provide that the Issuer and its subsidiaries may not make any investment other than permitted investments, which include, among other things, (i) investments in cash and cash equivalents, (ii) certain investments in securities of trade creditors or customers, (iii) investments in the Second Lien Notes and the Exchange Notes, (iv) certain existing investments, (v) certain advances to employees and officers of NextWave and its subsidiaries, (vi) certain permitted guarantees of indebtedness, (vii) certain ordinary course investments and (viii) investments by NextWave and its subsidiaries in NextWave or any subsidiary that is a party to the agreement providing for the issuance of the Second Lien Notes under certain circumstances;

•	provide for additional interest at a rate of 2% per annum to apply if an Asset Sale Default occurs or the Budget Condition is not met; and
•

permit Issuer and its subsidiaries to incur a working capital line of credit of up to $25 million secured solely by accounts receivable and inventory of the Issuer and its subsidiaries on terms negotiated and approved by the NextWave’s chief operating officer.

The Second Lien Notes financing previously announced by the Company remains subject to significant additional closing conditions. NASDAQ had granted its request for an exception to NASDAQ’s shareholder approval requirements, which is necessary for the Company to issue notes and warrants associated with the $100 million in new debt financing. The Company has also received the requisite consent of the holders of its 7% Senior Secured Notes due 2010 and the holders of its Series A Senior Convertible Preferred Stock for the new financing and related transactions. The Company currently expects to close the Second Lien Notes financing during the week of October 6, 2008.

Item 1.03	Bankruptcy or Receivership.

On September 28, 2008, NextWave announced that, as part of its global restructuring initiative, it will be discontinuing the operations of its GO Networks business unit, a supplier of wide-area Wi-Fi network equipment. Specifically, it announced that it will be seeking bankruptcy protection for its Tel Aviv-based subsidiary, GO Networks Ltd., a company existing under the laws of the State of Israel (“GO Networks Israel”). The text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 28, 2008, NextWave’s wholly-owned subsidiary, Go Networks, Inc., a Delaware corporation (the “Applicant”), submitted an application pursuant to Chapter 12 of the Israeli Companies Ordinance, 1983-5743 (the “Israeli Companies Ordinance”) with the Tel Aviv District Court (the "Court") requesting the appointment of a permanent liquidator for the purpose of effecting a court-supervised liquidation of Go Networks Israel. In addition, concurrently with such application, the Applicant also submitted to the Court an application pursuant to Chapter 12 of the Israeli Companies Ordinance to appoint a temporary liquidator during the interim period until a permanent liquidator is appointed. If appointed, the temporary liquidator will be entitled to seize control over the assets of Go Networks Israel and such appointment will also result in an automatic stay of all pending legal proceedings against Go Networks Israel until a permanent liquidator is appointed. As an alternative to the appointment of the temporary liquidator, the Applicant also applied for a stay of all pending legal proceedings against Go Networks Israel until a permanent liquidator is appointed.

Neither the Registrant nor its other wholly-owned subsidiaries is included in such proceedings and is not otherwise involved in any bankruptcy proceedings.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As described above, on September 28, 2008, NextWave announced that, as part of its global restructuring initiative, it will be discontinuing the operations of its GO Networks business unit.

In connection with the discontinuance of operations of its GO Networks business unit and the filing of the GO Networks Israel for bankruptcy protection under Israeli law, the Company estimates that it will incur between $0.5 million and $2 million of costs relating to termination of employment depending on the outcome of the court-supervised liquidation of the assets of GO Networks Israel. In addition, NextWave estimates that it will incur other costs associated with the discontinuance of operations of the GO Networks business unit and the GO Networks Israel bankruptcy filing, including legal and other professional fees, of up to approximately $1 million.

NextWave expects to complete the activities related to the discontinuance of the Go Networks business unit during the fourth quarter of 2008.

Item 2.06	Material Impairments.

As a result of the discontinuance of operations at its GO Networks business unit and the filing of GO Networks Israel for bankruptcy protection under Israeli law, NextWave determined that the carrying value of the goodwill, intangible and other long-lived assets used in its GO Networks business unit is not recoverable and exceeds the fair value of such assets. Accordingly, NextWave estimates that the Company’s financial statements for the period ended September 27, 2008 will include a non-cash asset impairment charge of up to approximately $17 million related to the GO Networks assets. No future material cash expenditures will be necessary in connection with this impairment.

Additionally, NextWave determined that the cost of the inventory held by its GO Networks business is not realizable and exceeds its fair value. Accordingly, NextWave estimates that the Company’s financial statements for the period ended September 27, 2008 will also include a non-cash inventory write-down of up to approximately $5 million. No future material cash expenditures will be necessary in connection with this inventory write-down.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release, dated September 28, 2008, entitled “NextWave Wireless to Discontinue Operations of its GO Networks Subsidiary.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release, dated September 28, 2008, entitled “NextWave Wireless to Discontinue Operations of its GO Networks Subsidiary.”